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                                                                    EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES:

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

          NAME OF SUBSIDIARY                JURISDICTION INCORPORATED
----------------------------------------    -------------------------
Enterasys Networks Distribution Limited        Republic of Ireland
Enterasys Networks Limited                           Bermuda
Enterasys Networks U.K., Ltd                     United Kingdom
Enterasys Networks, GmbH                             Germany
Enterasys Networks, Mexico, S.A. de C.V.              Mexico
Enterasys Networks, Singapore Pte Ltd.              Singapore